PLACEMENT CONSULTANT AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 9th day of March, 2006, by and between EDGEWATER FOODS INTERNATIONAL, INC. (the “Company”), and, Pai’s International Trade, Inc. , a New York corporation (the “Consultant”).

WITNESSETH:

WHEREAS, the Company desires to consider strategic alternatives available to it which include, but are not limited to, issuing and selling equity and/or debt of the Company in the amount of up to $5,000,000.00; and

WHEREAS, the Consultant has offered to assist the Company in the procurement, if necessary, of potential purchasers of the Company’s equity and/or debt, and the Company desires to secure the services of the Consultant on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

1.

Engagement of Consultant.

(a)

Appointment.  The Company hereby appoints the Consultant as a non-exclusive consultant to identify potential qualified purchasers of the Company’s unregistered restricted equity and/or debt securities (the “Consultant Services”).  The Consultant, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment.  This appointment shall commence as of the date hereof and end upon the termination of the Agreement in accordance with Section 7 hereof (the “Term”).

(b)

Outside of Engagement.  Nothing in this Agreement shall be interpreted or construed to constitute the Consultant as the agent or representative of the Company with authority to sell or make offers to sell its securities.  In performance of this Agreement, neither the Consultant nor its affiliates shall take any action or fail to take any action that, either directly or indirectly, would cause any of them to come within the definition of a “broker,” “dealer,” “agent,” “sales representative,” “underwriter” or “investment advisor,” as those terms are defined and/or interpreted under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940 or the state securities laws of those jurisdictions in which the Consultant or its affiliates may act to locate financing for the Company, unless such persons are registered as such in all applicable jurisdictions with all required regulatory agencies.

(c)

Engagement as Finder.  The efforts of the Consultant shall be confined to introductions as a finder.  The Consultant is not authorized to engage in any negotiations on the Company's behalf and shall have no authority whatsoever to represent the Company in any such negotiations.  The Consultant shall not participate in the preparation of any materials specifically related to a financing, shall not distribute information relating to the Company to any prospective investor until such prospect is approved by the Company, and shall only distribute information with respect to the Company which has been approved by the Company and which does not contain any information other than the amount of financing the Company is seeking and information which may be publicly available.  The Consultant shall not perform any independent analysis of any financing or engage in any due diligence activities.

2.

Representations and Warranties of the Company.  In order to induce the Consultant to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Consultant as follows:

(a)

Accuracy of Information.  All information provided by the Company to the Consultant regarding the Company is complete and correct in all material respects and does not omit any material fact necessary to make such information, in light of the circumstances under which it was delivered, not misleading.  If during the Term, any event occurs or any event known to the Company relating to or affecting the Company and/or the Consultant shall occur as a result of which the information provided to the Consultant becomes incorrect or misleading, the Company shall inform the Consultant of such occurrence within a reasonable period of time.  Nothing in this Agreement shall be interpreted to require the Company to disclose or release to the Consultant any confidential information that the Company, in its sole and exclusive discretion, determines should not be disclosed or released.

(b)

No Defaults.  The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company (in any respect that is material to the Company), any material note, indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which the Company or any property of the Company is bound, or to the Company’s knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or any property of the Company.

(c)

Incorporation and Authorization.  The Company is duly formed and validly existing in good standing as a corporation under the laws of the State of its incorporation.  The execution and delivery by the Company of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Company.

3.

Representations and Warranties of the Consultant.  In order to induce the Company to enter into this Agreement, the Consultant hereby represents and warrants to and agrees with the Company as follows:

(a)

No Defaults.  The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Consultant (in any respect that is material to the Consultant), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Consultant is a party or by which the Consultant or any property of the Consultant is bound, or to the Consultant’s knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Consultant or any property of the Consultant.

(b)

Incorporation and Authorization.  The Consultant is duly formed and validly existing in good standing as a corporation under the laws of the State of its incorporation.  The execution and delivery by the Consultant of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Consultant.

4.

Placement Fee.

(a)

Notice of Prospects Required.  The Consultant shall provide advance written notice (the “Notice”) to the Company of the names and addresses of all entities and persons it desires to contact or has identified (the “Prospects”) regarding a potential financing.  The Consultant shall not be entitled to give the Company Notice of any additional Prospects once it has received a notice of termination from the Company.  If an entity or person listed on the Notice meets, corresponds with, or engages in a telephone conversation with, an officer of the Company or other agent of the Company, to discuss a financing, then the Consultant shall be entitled to the placement fee, specified below, in the event a transaction is closed involving the Prospect and the Company within twelve (12) months of the date of the applicable Notice.  Notwithstanding the Consultant including any person or entity in a Notice, the Consultant shall not be entitled to a fee in connection with any transaction with any person or entity with whom the Company has had contact prior to the Consultant providing the Company a Notice listing such person or entity unless otherwise agreed in writing by the Company.  The Company will notify the Consultant in writing as soon as possible after receipt of any Notice if the Company has had prior contact with any person or entity listed thereon.  The Consultant shall not initiate any correspondence or conversations with any contact provided in the Notice until it has received notification from the Company as to whether or not the Company has had prior contact with any person or entity listed in the Notice.

(b)

Fee.  The Company shall pay the Consultant, upon receipt of the cash proceeds from a financing that is completed with a Prospect within twelve (24) months of the Notice relating to the Prospect as a direct result of the Consultant Services under this Agreement, a fee of $400,000 for $5,000,000 of the gross subscription proceeds of an equity offering received by the Company from purchasers procured by the Consultant; provided such subscriptions are accepted by the Company.   In the event that the gross subscription proceeds received by the Company are less than or greater that $5,000,000, the Company and the Consultant agree that the Consultant’s fee herein shall be adjusted in an equitable manner in order to reflect the difference in the amount of gross proceeds actually received.  The Company shall also issue, within ten (10) days of the closing of each financing completed as a direct result of the Consultant Services under this Agreement, to the Consultant warrants (“Warrants”) in an amount equal to ten percent (10%) of the number of shares of common stock or other securities issued by the Company in connection with the financing .  The Warrants shall be exercisable for three (3) years at an exercise price equal to the purchase price of the securities issued in the financing.  The Warrants shall have registration rights which are the same as those granted to purchasers procured by the Consultant.  It is agreed and acknowledged that the Company is not required to offer to sell or make its securities available for sale unless such sale can be accomplished in any jurisdiction in which it is to be offered for sale or sold pursuant to exemptions from all federal and state securities laws that require the filing of a registration statement.   In the event that the Consultant introduces the Company to a placement agent that charges a commission in consideration for introducing the Company to purchasers of its securities, in no event shall the aggregate commissions and fees to be paid by the Company (including the fees due to the Consultant as set forth in this Section 4(b)) exceed a cash fee of 8% of the total gross proceeds received by the Company or warrant coverage in excess 10% of the total amount of securities issued by the Company in connection with the financing.

(c)

No Requirement to Close.  It is agreed and acknowledged that no compensation shall be earned by or paid to the Consultant arising out of or in connection with a financing that fails to close and that the Company shall be under no obligation to proceed with a proposed financing, or to seek to compel performance by such third-party of a proposed financing, for the benefit of the Consultant.  The Company may refuse, for any reason or no reason, to accept, proceed with or close on a proposed financing and in such event, shall not be obligated to pay the Consultant any fee.  The Consultant is responsible for paying all expenses incurred by it in connection with this Agreement.

5.

Non-Circumvention.

The Company hereby agrees as follows:

(a)

Client Confidentiality.  The Company agrees to maintain the confidentiality of the Consultant’s clients, except as required by applicable law.  Such clients shall be those entities or individuals that the Consultant has procured for investment in the Company.  For a period of two (2) years from the termination of this Agreement, the Company will not solicit or enter into any transaction covered by this Agreement with the Prospects without payment to the Consultant compensation no less than the compensation to be paid to the Consultant hereunder.

(b)

Breach.  In the event that the Company breaches Section 5(a) of this Agreement, the Consultant shall be entitled to receive compensation in the same proportion to the transaction done without the Consultant’s participation as the compensation to the Consultant under this Agreement bears to the transaction.

6.

Indemnification.

(a)

Indemnity by Company.  The Company agrees to indemnify and hold harmless the Consultant and the Consultant’s employees, accountants, attorneys and Consultants (the “Consultant’s Indemnities”) against any and all losses, claims, damages or liabilities to which they or any of them may become subject under any statute or at common law for any legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon a breach of this Agreement; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amount paid in settlement of any such litigation, if such settlements are made without the consent of the Company, nor shall it apply to the Consultant’s Indemnities in respect to any such losses, claims, damages or liabilities arising out of or based upon any breach on their part of this Agreement or their negligence or willful misconduct.  This indemnity is in addition to any other liability the Company may otherwise have to the Consultant’s Indemnities.  The Consultant’s Indemnities agree, within ten (10) days after the receipt by them of written notice of the commencement of any action against them in respect to which indemnity may be sought from the Company under this Section 6(a), to notify the Company in writing of the commencement of such action; provided, however, that the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Consultant’s Indemnities in such litigation.  The Company agrees to notify the Consultant’s Indemnities promptly of the commencement of any litigation or proceedings against the Company or any of the Company’s officers or directors related to this Agreement and to furnish to the Consultant’s Indemnities, at their request, copies of all pleadings therein and to permit the Consultant’s Indemnities to be observers therein and apprise the Consultant’s Indemnities of all developments therein.

(b)

Indemnity by Consultant.  The Consultant agrees, in the same manner and to the same extent as set forth in Section 6(a) above, to indemnify and hold harmless the Company and the Company’s employees, accountants, attorneys and Consultants (the “Company’s Indemnities”) with respect to any breach of any representation, warranty or covenant made by the Consultant in this Agreement or any negligence or willful misconduct of the Consultant.

(c)

Survival.  The indemnification obligations in this Section 6 shall survive termination of this Agreement.

7.

Termination.

(a)

Method of Termination.  This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other party.

(b)

Effect of Termination.  Any termination of this Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay to the Consultant any fees earned by the Consultant for introduction of its clients, as specified in Sections 4 and 5; and the Company and the Consultant shall be obligated to pay, respectively, all losses, claims, damages or liabilities under Section 6 hereof.

8.

Miscellaneous.

(a)

Notice.

  Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing, addressed to the Company, at:

If to Company:

EDGEWATER FOODS INTERNATIONAL, INC.

400 Professional Drive, Suite 310

Gaithersburg, Maryland 20878

Phone: 240-864-0449

Fax: 240-864-0450

Whenever notice is required by the provisions of this Agreement to be given to the Consultant, such notice shall be given in writing, addressed to the Consultant, at:

If to the Consultant:

Pai's International trade, Inc

27 Maple Street

Roslyn Heights, NY 11577

Phone: (917) 293 2635

Fax: (516) 908 4144

By written notice to the other party, a party may amend this provision concerning the address for service, which writing will be deemed to amend and be incorporated into this Agreement.  Notice to be made to either party shall be determined to have been properly made if sent by registered mail or facsimile to the address or facsimile number as set forth above, or such other address or facsimile number that may have later been submitted by a party.

(b)

Governing Law.

The validity, interpretation, and construction of this Agreement will be governed by the Laws of the State of New York (without regard to conflict of laws).  The parties agree to submit to jurisdiction in Illinois and agree that any cause of action arising under this Agreement shall be brought in an arbitration proceeding administered by the American Arbitration Association in accordance with its rules then in effect, before a single arbitrator with significant business experience.  The arbitration shall occur in New York, NY and the decision of the arbitrator be enforced by any court of competent jurisdiction.

(c)

Counterparts.

This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

(d)

Confidential Information.

All confidential financial or business information (except publicly available otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.  Notwithstanding the foregoing, the Consultant and its affiliates shall keep confidential all information concerning the Company and its affiliates obtained by them in connection with the performance of the Consultant Services hereunder, except to the extent disclosure of such information is: (i) necessary to the performance of the Consultant Services (it being understood that persons to whom such disclosure is made shall be informed of the confidential nature of such information);  (ii) required by applicable law, regulation or legal process; or (iii) of information which has become public knowledge otherwise than through the actions or efforts of the Consultant or its affiliates or clients.  The Consultant shall return to the Company all confidential information provided by the Company to it upon request of the Company or termination of this Agreement.  In all events, the Company shall have the right to make any and all disclosures relating to this Agreement and any proposed financing as it believes may be required or advisable in connection with its disclosure obligations under the securities laws.  These obligations shall survive termination of this Agreement.

(e)

Entire Agreement.  This is the entire Agreement between the parties with respect to the subject matter hereof.  This Agreement may not be modified otherwise than by a writing signed by the party to be changed.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

COMPANY
EDGEWATER FOODS INTL., INC.

By: ______________________________
Name: Robert Saunders Title: Chairman/CEO

CONSULTANT

Pai’s International Trade, Inc. By:______________________________
Name: Sam Pai Title: President